UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2009

MGP Ingredients, Inc.

(Exact name of registrant as specified in its charter)

KANSAS	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Commercial Street

Box 130

Atchison, Kansas 66002

 (Address of principal executive offices) (Zip Code)

(913) 367-1480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Statements

Information provided in this Current Report on Form 8-K contains forward-looking statements, including but not limited to statements regarding the expected write down of assets and the Company’s expected cost of workforce reduction.  These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including the Company’s ability to implement the restructuring plan. Subsequent events may cause these expectations to change.  More information about potential factors that could affect the Company’s business and financial results is set forth in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These filings are available on a web site maintained by the SEC at http://www.sec.gov.

Item 2.05  Costs Associated with Exit or Disposal Activities

On January 30, 2009 the Company determined to exit the fuel grade alcohol business and temporarily shut down food grade alcohol production operations at the Company’s Pekin, Illinois plant.  The shutdown is expected to last 90 days and is not expected to affect food grade customers. The Company expects to use excess inventories during the temporary shutdown to maintain service to its food grade customers.  As a result of these actions, the Company has temporarily laid off approximately 79 persons, including 59 union and 20 non-union employees.  The Company also announced that it was exiting its personal care business.  The Company is in the process of concluding all personal care contractual obligations and anticipates completing production and liquidation of all inventories in the third quarter.

On November 5, 2008, the Company announced that it intended to curtail fuel grade alcohol production at Pekin until market conditions become more favorable.  Market economics for fuel grade alcohol have continued to erode, and the Company has determined to cease fuel grade alcohol production at its Pekin plant altogether.

In connection with the latest and earlier restructurings announced during the second quarter, the Company now expects that it will recognize $16.6 million in special charges for the quarter ended December 31, 2008, $11.2 million of which have been previously estimated and disclosed in the Company’s Form 10-Q for the quarter ended September 30, 2008.  Of this amount:

•                  $7.8 million in non-cash impairment charges and $3.3 million in severance and retirement costs were recorded in connection with the Company’s decisions to close its flour mill in Atchison and to cease starch and protein production at the Pekin plant that were previously announced;

•                  $329,000 in non-cash impairment charges were recorded in connection with the Company’s decision to exit its personal care business; and

•                  $5.2 million in other restructuring costs was recognized.  Of this amount,

•                  $2.9 million related to lease termination expense which the Company expects to incur as a result of the flour mill closure with respect to 147 rail cars which it formerly used to transport flour and whose leases expire through 2013.  The Company has recognized this expense because it no longer uses these cars in its business. Expected payments accrued reflect the net present value of the remaining obligation net of units which are estimated to be returned to the lessor sooner than the lease termination date.  The discount rate used was 7.0 percent and was based on the Company’s borrowing costs at December 31. 2008.  The Company expects to return 65 rail cars to the lessor prior to March 31, 2009.  The Company estimates that the remaining cars will either be returned or assigned to third parties over the course of four years; and

•                  a $2.3 million loss resulted from sales of excess wheat no longer needed for milling operations, which is net of approximately $1.1 million in realized gains previously recorded in accumulated other comprehensive income.

In addition to these charges, we have recorded a charge of $5.4 million to cost of sales for unrealized losses as of December 31, 2008 on a natural gas contract for our Pekin plant.  With the shutdown of protein and starch operations and the reduction and temporary idling of distillery operations at the Pekin plant, the commitments for the purchase of natural gas through the remainder of the fiscal year under this contract are in excess of projected consumption.  We will continue to settle and mark this obligation to market monthly until its expiration, which is scheduled to occur on June 30, 2009.

Item 2.06  Material Impairments

The disclosure contained in Item 2.05 above sets forth substantially all of the material impairments which are anticipated to be recognized in the second quarter and is hereby incorporated by reference.  As previously reported, at the end of the third quarter of fiscal 2008 the Company recorded an impairment charge of $8.1 million with respect to its pet business assets in the other segment and certain of its ingredient solutions segment assets in a mixed use facility in Kansas City, Kansas.  For the period ended December 31, 2008, the Company performed another test for impairment resulting in additional non-cash impairment charges of approximately $811,000 on equipment at its Kansas City facility.  This charge is in addition to those reported in Item 2.05.

Item 7.01  Regulation FD Disclosure.

Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release which was issued on February 3, 2009 by the Company.

Item 8.01   Other Material Events

The Company did not meet the adjusted EBITDA target for December under the Second Amendment to its credit facility.   The Company was notified on January 30, 2009 by the lender’s agent under the credit facility that it is in default under the credit facility.  As a result, its lenders could, at their election and prior to February 27, 2009, the final date of its current forbearance period, terminate the Company’s ability to borrow under its credit facility and/or accelerate its obligations to repay amounts borrowed under the credit facility. The agent has advised the Company that in their discretion and subject to change day-to-day, the  lenders are willing to continue extending credit to the Company in accordance with the provisions of the credit facility provided the Company has sufficient capacity under its borrowing base and otherwise meets the requirements of the credit facility.  The Company’s lenders have strongly encouraged the Company to obtain additional financing.  The Company is currently in discussions with other prospective lenders.  The Company’s ability to continue as a going concern is dependent on the Company obtaining additional financing in the near term and on the willingness of its existing lenders to exercise further forbearance and extend the facility termination date beyond February 27, 2009.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release dated February 3, 2009 furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: February 3, 2009	By :	/s/ Timothy W. Newkirk
President and Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release dated February 3, 2009, furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.